Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 2-78646 on Form N-1A of our report dated July 19, 2007, relating to the financial statements and financial highlights of BlackRock Summit Cash Reserves Fund of BlackRock Financial Institutions Series Trust (the “Fund”) appearing in the Annual Report on Form N-CSR of the Fund for the year ended May 31, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 26, 2007